Exhibit 99.1

DYADIC ANNOUNCES 2025 FINANCIAL RESULTS AND HIGHLIGHTS RECENT COMPANY PROGRESS

●	Commercial launch of AlbuFree™ DX recombinant human albumin by Proliant Health & Biologicals using Dyadic’s production platform, with Dyadic eligible to receive a share of profits from product sales
●	Expanded strategic collaboration with Fermbox Bio, including the launch of animal-origin-free recombinant DNase I (RNase-free) as the first commercialized product under the expanded partnership
●	Signed an OEM distribution agreement with IBT Bioservices to commercialize Dyadic’s recombinant DNase I and transferrin for research and cell culture applications through IBT’s global distribution channels
●	Entered a development and commercialization agreement with BRIG Bio to produce animal-free bovine alpha-lactalbumin for global nutrition markets, which includes funded development, milestones, and potential revenue participation
●	Inzymes announced plans to commercialize recombinant non-animal bovine chymosin in 2026 after meeting development milestones and making an additional milestone payment to Dyadic
●	Cash, cash equivalents, restricted cash and investment grade securities of $8.6 million as of December 31, 2025
●	Dyadic to host an earnings call at 5:00 pm ET

JUPITER, Fla., March 25, 2026 — Dyadic International, Inc. (“Dyadic”, “we”, “us”, “our”, or the “Company”) (NASDAQ: DYAI), d/b/a, Dyadic Applied BioSolutions, a global biotechnology company producing precision-engineered, animal-free proteins and enzymes for diverse commercial applications, today reported its financial results for 2025 along with significant corporate achievements.

“During 2025 and into early 2026, we have continued to execute our strategy to transition Dyadic into a commercially driven organization by broadening market access, introducing new products, and deepening our partner network across life sciences, food and nutrition, and bioindustrial sectors,” said Joe Hazelton, President and Chief Operating Officer of Dyadic. “The commercial launch of AlbuFree™ DX with Proliant, our expanded collaboration and product launch with Fermbox, our OEM distribution agreement with IBT Bioservices, our development and commercialization agreement with BRIG BIO, and ongoing progress with Inzymes demonstrate the tangible progress we are making to leverage our microbial production platforms to produce products thus enabling recurring revenue streams.”

Mr. Hazelton added, “We remain committed to accelerating commercialization of our expanding portfolio of animal-free proteins and enzymes, providing our partners with scalable manufacturing solutions, and increasing the number of products and channels through which Dyadic can generate long-term value.”

Recent Company Developments and Updates

Life Sciences

● Recombinant Serum Albumin (AlbuFree™ DX): In February 2026, Proliant Health and Biologicals announced the commercial launch of AlbuFree™ DX recombinant human albumin, produced using Dyadic’s production platform. Dyadic is entitled to a share of profits from commercial sales.

● OEM Distribution Agreement with IBT Bioservices: In March 2026, Dyadic entered into an OEM distribution agreement with IBT Bioservices to commercialize recombinant DNase I and transferrin through IBT’s global distribution channels.

● DNase-1 (RNase-free): Dyadic completed production validation of recombinant DNase I and, in March 2026, together with Fermbox Bio, launched DNase I (RNase-free) as the first product commercialized under their expanded collaboration.

● Recombinant Transferrin and Growth Factors: Dyadic continues to advance its animal-free transferrin and fibroblast growth factor (FGF) products for use in cell culture media, diagnostics, and research.

● Reagent Proteins and Nucleic Acid Enzymes: Dyadic is advancing a portfolio of enzymes for DNA and RNA manipulation, including RNase inhibitors and T7 RNA polymerase.

Food and Nutrition

● Alpha-Lactalbumin: In December 2025, Dyadic signed a development and commercialization agreement with BRIG Bio to create recombinant bovine alpha-lactalbumin for global nutrition markets.

● Human Lactoferrin: Dyadic has established a stable cell line for recombinant human lactoferrin production and is continuing optimization and characterization efforts supporting future nutrition uses.

● Non-Animal Dairy Enzymes: Dyadic’s partner Inzymes announced plans to launch recombinant non-animal bovine chymosin in 2026 following achievement of development milestones.

● Food and Nutrition Pipeline Expansion: Dyadic anticipates broadening both partner-led and internal development programs focused on non-animal dairy proteins, selected food and nutrition enzymes, and related baking and brewing enzyme applications.

Bio-Industrial Products

● Expanded Fermbox Bio Collaboration: Dyadic expanded its collaboration with Fermbox Bio to expand the development and manufacturing of animal-free recombinant proteins and enzymes, supporting continued growth of Dyadic’s product portfolio and production capabilities across life sciences, food and nutrition, and bio-industrial markets.

● EN3ZYME™ Platform: Fermbox Bio previously launched EN3ZYME™, an enzyme cocktail produced using the Dapibus™ platform that converts agricultural residues into fermentable cellulosic sugars and fulfilled its first large scale order in 2025 with sampling activity now extending into the Asia Pacific region.

Biopharmaceutical Programs

● Expanding Access to C1 for Vaccine and Antibody Development: Dyadic is advancing collaborations with global health organizations, academic institutions, and industry partners to expand access to its C1 protein production platform for vaccines and monoclonal antibodies. These programs generate non-dilutive funding and support the longer-term development of potential pharmaceutical products, while maintaining the Company’s primary focus on non-pharmaceutical markets.

● Gates Foundation Collaboration: Under an approximately $3.1 million grant, of which approximately $2.4 million has been received to date, Dyadic is developing low-cost monoclonal antibodies targeting RSV and malaria, with early data demonstrating comparability to CHO-derived antibodies.

● CEPI / Fondazione Biotecnopolo di Siena (FBS) Program: Dyadic is participating in a $4.5 million CEPI-funded program, with eligibility to receive up to $2.4 million, to advance recombinant vaccine development using its C1 platform, including scale-up toward cGMP manufacturing. An H5 antigen is currently in preclinical evaluation, with additional diagnostic applications under review.

● Additional Early- to Mid-Stage Programs: Dyadic is engaged in a portfolio of government- and partner-supported programs, including:

○	NIAID/NIH (LMIV): Technology transfer supporting malaria vaccine candidates advancing toward potential clinical selection, with alignment to BARDA initiatives
○	The Scripps Research Institute: Development of prefusion RSV and multivalent respiratory vaccine antigens (RSV, hMPV, PIV3)
○	AdaptVac (CEPI-supported): Participation in a $12.4 million filovirus vaccine program utilizing VLP-based approaches
○	European Vaccines Hub (EVH): Participation in a €170 million EU-backed pandemic preparedness initiative
○	Uvax Bio (CEPI-funded): Evaluation of C1 for MERS vaccine antigen production
○	Rabian (EUROSTARS RABIVA consortium): Rabies vaccine development program with potential future milestones, royalties, and equity value

Corporate Development

● CRISPR License Agreement: Dyadic entered into a non-exclusive CRISPR/Cas9 license agreement with ERS Genomics to expand its genetic engineering capabilities and accelerate strain optimization across its proprietary microbial production platforms.

● Corporate Rebrand and Website Launch: Dyadic rebranded as Dyadic Applied BioSolutions and launched a redesigned corporate website to better support product commercialization and customer engagement.

● Expanding Commercial Efforts in Asia: Dyadic engaged Intralink to expand commercial development activities in Japan and South Korea, facilitating market entry for its animal-free proteins.

● Peer-Reviewed Publication: A study published in Vaccine (October 24, 2025) reported successful production and characterization of the SARS-CoV-2 spike protein using Dyadic’s C1 expression platform.

Financial Highlights

Cash Position: As of December 31, 2025, cash, cash equivalents, restricted cash, and the carrying value of investment-grade securities, including accrued interest, were approximately $8.59 million compared to $9.29 million as of December 31, 2024.

Revenue: Total revenue for the year ended December 31, 2025 decreased to $3.09 million from $3.50 million in the prior year. This decline was primarily driven by a $638,000 reduction in research and development revenue, reflecting fewer active collaborations. License and milestone revenue totaled $265,000 in 2025, derived from the Inzymes and BrigBio agreements, compared to $1.89 million in 2024 from Inzymes and Proliant agreements. These decreases were partially offset by a $1.86 million increase in grant revenue from the Gates Foundation and CEPI in 2025.

Cost of Revenue: Cost of research and development revenue decreased to $601,000 for 2025, compared to $1.20 million in the prior year. Grant-related costs totaled $1.72 million in 2025, compared to none in 2024.

R&D Expenses: Research and development expenses increased modestly to $2.16 million in 2025 from $2.04 million in 2024, driven by a higher level of internal research activities aimed at accelerating product development.

G&A Expenses: General and administrative expenses decreased to $5.76 million in 2025 from $6.13 million in 2024. The reduction was primarily due to lower management incentive compensation ($225,000), share-based compensation ($166,000), and insurance costs ($51,000), partially offset by higher professional services ($51,000) and other expenses ($18,000).

Loss from Operations: Loss from operations increased to $7.19 million in 2025, compared to $5.90 million in 2024. The increase was primarily attributable to lower license and milestone revenue, partially offset by reduced G&A expenses.

Net Loss: Net loss for the year ended December 31, 2025 was $7.36 million or $(0.23), compared to a net loss of $5.81 million or $(0.20) per share, in 2024.

Conference Call Information

Date: Wednesday, March 25, 2026

Time: 5:00 p.m. Eastern Time

Dial-in numbers: Toll Free: +1-877-407-9219 / +1 412-652-1274

Conference ID: 13758915

Webcast Link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=KTBXw5BI.

An archive of the webcast will be available within 24 hours after completion of the live event and will be accessible on the Investor Relations section of the Company’s website at www.dyadic.com. To access the replay of the webcast, please follow the webcast link above.

About Dyadic Applied BioSolutions

Dyadic Applied BioSolutions is a global biotechnology company that uses its proprietary microbial platforms to produce recombinant proteins that are sold or licensed to partners across the life sciences, food and nutrition, and bio-industrial markets. These high-quality proteins are designed to enable customers to develop more efficient, scalable, and sustainable products. Dyadic’s Dapibus™ and C1 expression systems support flexible, cost-effective manufacturing, and are the foundation of a growing portfolio of commercial and partnered programs.

For more information, please visit http://www.dyadic.com.

Safe Harbor Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including those regarding Dyadic International’s expectations, intentions, strategies, and beliefs pertaining to future events or future financial performance, such as the success of our clinical trial and interest in our protein production platforms, our research projects and third-party collaborations, as well as the availability of necessary funding. Forward-looking statements generally can be identified by use of the words “expect,” “should,” intend,” anticipate,” “will,” “project,” “may,” “might,” “potential,” or “continue” or other similar terms or variations of them. Forward-looking statements involve many risks, uncertainties or other factors beyond Dyadic’s control. These factors include, but are not limited to, the following: (i) our history of net losses; (ii) market and regulatory acceptance of our microbial protein production platforms and other technologies; (iii) failure to commercialize our microbial protein production platforms or our other technologies; (iv) competition, including from alternative technologies; (v) the results of nonclinical studies and clinical trials; (vi) our capital needs; (vii) changes in global economic and financial conditions; (viii) our reliance on information technology; (ix) our dependence on third parties; (x) government regulations and environmental, social and governance issues; (xi) intellectual property risks; and (xii) our ability to comply with the listing standards of the Nasdaq Stock Market LLC. For a more complete description of the risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in Dyadic’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, as such factors may be updated from time to time in Dyadic’s periodic filings with the SEC, which are accessible on the SEC’s website and at www.dyadic.com. All forward-looking statements speak only as of the date made, and except as required by applicable law, Dyadic assumes no obligation to publicly update any such forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in our expectations.

Contact:

Dyadic International, Inc.

Ping Rawson

Chief Financial Officer

Phone: (561) 743-8333

Email: ir@dyadic.com

DYADIC INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2025	2024
Revenues:
Research and development revenue	$967,311	$1,605,220
Grant revenue	1,858,034	—
License and milestone revenue	265,000	1,890,169
Total revenue	3,090,345	3,495,389

Costs and expenses:
Costs of research and development revenue	600,700	1,194,624
Costs of grant revenue	1,719,160	—
Research and development	2,154,666	2,044,253
General and administrative	5,761,735	6,134,773
Foreign currency exchange loss	46,900	22,561
Total costs and expenses	10,283,161	9,396,211

Loss from operations	(7,192,816)	(5,900,822)

Other income (expense):
Interest income	284,085	456,992
Gain on sale of Alphazyme	—	62,642
Interest expense	(332,054)	(288,142)
Interest expense - related party	(123,843)	(139,829)
Total other income (expense), net	(171,812)	91,663

Net loss	$(7,364,628)	$(5,809,159)

Basic and diluted net loss per common share	$(0.23)	$(0.20)

Basic and diluted weighted-average common shares outstanding	32,624,323	29,318,123

See Notes to Consolidated Financial Statements in Item 1 of Dyadic’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 25, 2026.

DYADIC INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$4,622,331	$6,506,750
Short-term investment securities	2,698,661	2,756,577
Restricted cash	1,231,168	—
Interest receivable	35,129	24,248
Accounts receivable	1,090,297	237,027
Prepaid expenses and other current assets	219,067	303,066
Total current assets	9,896,653	9,827,668

Non-current assets:
Operating lease right-of-use asset, net	38,535	92,211
Other assets	10,537	10,396
Total assets	$9,945,725	$9,930,275

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$852,024	$482,320
Accrued expenses	967,974	970,462
Deferred research and development obligations	1,730,852	833,813
Operating lease liability, current portion	34,621	54,249
Accrued interest	60,000	80,000
Accrued interest- related party	41,800	27,173
Total current liabilities	3,687,271	2,448,017

Non-current liabilities:
Convertible notes, net of issuance costs	2,962,304	3,911,471
Convertible notes, net of issuance costs - related party	2,063,740	1,065,876
Operating lease liability, net of current portion	—	34,621
Total liabilities	8,713,315	7,459,985

Commitments and contingencies (Note 4)

Stockholders’ equity:
Preferred stock, $.0001 par value:
Authorized shares - 5,000,000; none issued and outstanding	—	—
Common stock, $.001 par value:
Authorized shares - 100,000,000; issued shares - 48,441,300 and 42,089,301, outstanding shares - 36,187,798 and 29,835,799 as of December 31, 2025, and December 31, 2024, respectively	48,442	42,090
Additional paid-in capital	113,564,991	107,444,595
Treasury stock shares held at cost - 12,253,502	(18,929,915)	(18,929,915)
Accumulated deficit	(93,451,108)	(86,086,480)
Total stockholders’ equity	1,232,410	2,470,290
Total liabilities and stockholders’ equity	$9,945,725	$9,930,275

See Notes to Consolidated Financial Statements in Item 1 of Dyadic’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 25, 2026.